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                                                                   Exhibit 4.3

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT FOR USE UNDER THE PLAN


                      1997 EQUITY PARTICIPATION PLAN

                                    OF

                          OWENS-ILLINOIS, INC.

                  NON-QUALIFIED STOCK OPTION AGREEMENT


            THIS AGREEMENT, dated ____________, 19__, is made by and between Owens-Illinois, Inc., a Delaware corporation hereinafter referred to as "Company," and _________________________, an employee of the Company or a Subsidiary of the Company, hereinafter referred to as "Optionee":

            WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock (as defined hereunder); and

            WHEREAS, the Company wishes to carry out the 1997 Equity Participation Plan of Owens-Illinois, Inc. (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

            WHEREAS, the Compensation Committee of the Company's Board of Directors (hereinafter referred to as the "Committee"), appointed to administer said Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Option provided for herein to the Optionee as an inducement to remain in the service of the Company, its Parent Corporations or its Subsidiaries (each as defined hereunder) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned Officers (as defined hereunder) to issue said Option;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                ARTICLE I

                               DEFINITIONS

            Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

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Section 1.1 - Additional Option

            "Additional Option" means an Option granted to an Optionee to purchase a number of shares of Common Stock equal to the number of shares of Common Stock tendered or relinquished by the Optionee in payment of the exercise price upon exercise of the Option and/or the number of shares of Common Stock tendered or relinquished in payment of the amount required to be withheld under applicable federal, state and local income tax laws in connection with the exercise of the Option as described in Article V.

Section 1.2 - Board

            "Board" shall mean the Board of Directors of the Company.

Section 1.3 - Code

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 - Common Stock

            "Common Stock" shall mean the Company's common stock, $.01 par value.

Section 1.5 - Company

            "Company" shall mean Owens-Illinois, Inc. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, the Option and Incentive Stock Options (as defined in Section 1.14 of the Plan), outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

Section 1.6 - Exchange Act

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.7 - Fair Market Value

            "Fair Market Value" of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as

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determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 1.8 - Officer

            "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.9 - Option

            "Option" shall mean the Non-Qualified Option (as defined in Section 1.15 of the Plan) to purchase Common Stock of the Company under this Agreement. This Option is a Transferable Option (as defined in Section 1.29 of the Plan).

Section 1.10 - Parent Corporation

            "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.11 - Plan

            "Plan" shall mean the 1997 Equity Participation Plan of Owens-Illinois, Inc.

Section 1.12 - Rule 16b-3

            "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended in the future.

Section 1.13 - Secretary

            "Secretary" shall mean the Secretary of the Company.

Section 1.14 - Securities Act

            "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.15 - Subsidiary

            "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership in which the Company and/or any Subsidiary owns more than 50% of the capital of profits interests.

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Section 1.16 - Termination of Employment

            "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, total disability or retirement, but excluding (i) any termination where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary or (ii) any termination where the Optionee continues a relationship (e.g., as a director or as a consultant) with the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Agreement, the Company or any of its subsidiaries has an absolute and unrestricted right to terminate the Optionee's employment at any time for any reason whatsoever, with or without cause.

Section 1.17 - Transferee

            "Transferee" shall mean any person or entity to whom or to which the Optionee has transferred all or any part of the Option in accordance with
Section 6.2.


                                ARTICLE II

                             GRANT OF OPTION

Section 2.1 - Grant of Option

            In consideration of the Optionee's agreement to remain in the employ of the Company, its Parent Corporations or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of ________ shares of its $.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

            The purchase price of the shares of stock covered by the Option shall be $_____ per share without commission or other charge.


Section 2.3 - Consideration to Company

            In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as

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the Company shall from time to time prescribe, for a period of at least one year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation and any Subsidiary, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

Section 2.4 - Adjustments in Option

            In the event that the outstanding shares of Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration") the Committee shall make appropriate adjustments in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.


                              ARTICLE III

                       PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

            (a) Except as provided in Section 3.4, no Option may be exercised in whole or in part during the first year after such Option is granted.

            (b) Except to the extent that such Option becomes exercisable sooner pursuant to Section 3.1(c), the Option shall become exercisable as to 50% of the shares covered by the Option on the fifth anniversary of the date the Option is granted and as to the remaining 50% of the shares covered by the Option on the sixth anniversary of the date the Option is granted. Such installments shall be cumulative.

            (c) The Option shall become exercisable after the first anniversary of the date the Option is granted at the time when the average Fair Market Value per share of Common Stock for any period of 20 consecutive

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trading days (commencing after such first anniversary) is at least equal to the product of the Fair Market Value per share on the date the Option is granted times the amount shown below under "Stock Price Multiple" as to the percentage of the shares of Common Stock initially subject to the Option shown below under "Exercisable Percentage."

                  Stock Price Multiple          Exercisable Percentage

                        120%                               25%
                        144%                               50%
                        172%                               75%
                        206%                              100%

            For example, a 1,000 share Option exercisable at $15.00 per share (100% of Fair Market Value at the date of Option grant) would become exercisable as to 250 shares when a 20 consecutive trading day period average price of $18.00 is achieved ($18.00 is 120% of $15.00). Further vesting would occur if and when the next percentage multiple or multiples are achieved.

            (d) Except as provided in Section 3.4, no portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2 - Duration of Exercisability

            The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option

            The Option may not be exercised to any extent by anyone after the first to occur of the following events:

            (a) The expiration of ten years and one day from the date the Option was granted; or

            (b) Except as provided in clauses (c) through (h) below, the date of the Optionee's Termination of Employment; or

            (c) In the case of an Optionee who retires after reaching the Company's normal retirement age or who takes early retirement, the expiration of three months from the date of Optionee's Termination of Employment by reason of such retirement, or in the case of any such retiring Optionee whose right to exercise his or her Option is extended by the Committee, which extension shall not exceed three years from the date of Optionee's Termination of Employment, the date upon which such extension expires; or

            (d) In the case of an Optionee who is discharged not for good cause, the expiration of three months from the Optionee's Termination of Employment unless the Optionee dies within said three-month period; or

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            (e)  In the case of any Optionee whose right to exercise his or her Option is extended by the Committee, which extension shall not exceed three years from the date of Optionee's Termination of Employment, the date upon which such extension expires; or

            (f) In the case of an Optionee who is totally disabled, the expiration of one year from the date of the Optionee's Termination of Employment by reason of his or her disability unless the Optionee dies within said one-year period; or

            (g) The expiration of one year from the date of the Optionee's death; or

            (h) The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of all or substantially all of the Company's assets or 51% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4 - Acceleration of Exercisability

            (a) In the event of a Termination of Employment resulting from an Optionee's normal retirement or total disability (each as determined by the Committee in accordance with Company policies), early retirement with the consent of the Committee or death, the Option shall be exercisable as to all shares covered hereby, notwithstanding that this Option may not have become fully exercisable under Section 3.1; or

            (b) In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of all or substantially all of the Company's assets or 51% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Committee shall then provide by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3(h), that at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1; provided, however, that this acceleration of exercisability shall not take place if:

            (i) This Option becomes unexercisable under Section 3.3 prior to said effective date; or

            (ii)  In connection with such an event, provision is made

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for an assumption of this Option or a substitution therefor of a new option by an employer corporation or a parent or subsidiary of such corporation.

            The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.

                               ARTICLE IV

                           EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

            During the lifetime of the Optionee, only he or his Transferee, if any, may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under Section 3.3, be exercised by his Transferee, if any, or by his personal representative or any other person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution. All of the terms and conditions of this Option in the hands of the Optionee during his lifetime shall be and remain fully applicable and binding on his Transferee, if any, and on any other person who may become eligible to exercise this Option.

Section 4.2 - Partial Exercise

            Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

            The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under
Section 3.3:

            (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

            (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

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            (ii)  With the consent of the Committee, (A) shares of
the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company, or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

            (iii) With the consent of the Committee, a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or;

            (iv)  With the consent of the Committee, any
combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii); and

            (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

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            (d)  Full payment to the Company (or other employer
corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or, (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment; and

            (e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock Certificates

             The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

            (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

            (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

            (d) The payment to the Company (or other employer corporation) of all amounts, if any, which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

            (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

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Section 4.5 - Rights as Stockholder

            The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect to any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                ARTICLE V

                           ADDITIONAL OPTIONS

Section 5.1 - Additional Options

            (a)  If, with the consent of the Committee pursuant to
Section 4.3(b)(ii), an Optionee exercises the Option by tendering or relinquishing shares of Common Stock and/or when shares of Common Stock are tendered or relinquished in payment for the amount to be withheld under applicable federal, state and local income tax laws (at withholding rates not to exceed the Optionee's applicable marginal tax rates) in connection with the exercise of the Option, the Optionee shall automatically be granted an Additional Option. The Additional Option shall be subject to the following provisions:

            (i) The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock tendered or relinquished as consideration upon the exercise of the Option and (B) the number of shares of Common Stock tendered or relinquished in payment of the amount required to be withheld under applicable federal, state and local income tax laws in connection with the exercise of the Option;

            (ii)  The Additional Option will not have an
Additional Option Feature (as defined in the Plan) unless the Committee directs otherwise;

            (iii) The Additional Option exercise price shall be 100% of the Fair Market Value per share on the date the employee tenders or relinquishes shares of Common Stock to exercise the Option and/or tenders or relinquishes shares of Common Stock in payment of income tax withholding on the exercise of the Option; and

            (iv) The Additional Option shall have the same termination date and other termination provisions as the Option.

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                                ARTICLE VI

                             OTHER PROVISIONS

Section 6.1 - Administration

            The Committee shall have the power to interpret the Plan, this Agreement and all other documents relating to the Option and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 6.2 - Option Not Transferable

            Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this
Section 6.2 shall not prevent:

      (a) any transfer by gift, without the receipt of any consider-ation, of the Option or any part thereof by the Optionee, in writing and with written notice thereof to the Committee, (i) to the Optionee's spouse; (ii) to any child or more remote lineal descendant of the Optionee or to the spouse of any such child or more remote lineal descendant; or (iii) to any trust, custodianship, or other similar fidu-ciary relationship maintained for the benefit of any one or more of such persons; or

      (b) any transfer by will or by the applicable laws of descent and distribution.

Section 6.3 - Shares to Be Reserved

            The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be

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sufficient to satisfy the requirements of this Agreement.

Section 6.4 - Notices

            Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this
Section 6.4, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this
Section 6.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.5 - Titles

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.6 - Rule 16b-3

            The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3.

Section 6.7 - Conformity to Securities Laws

            This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Option granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 6.8 - Amendment

            This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 6.9 - Governing Law

            The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

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            IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

                              OWENS-ILLINOIS, INC.



                              By ____________________________________

                              Its  ___________________________________


________________________________________
            Optionee

________________________________________

________________________________________
            Address

Optionee's Social Security Number:

________________________________________


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